Exhibit 99.2

IGM BIOSCIENCES, INC.

registration rights waiver

WHEREAS, pursuant to that certain Amended and Restated Investor Rights Agreement, by and between IGM Biosciences, Inc. (the “Company”) and the parties thereto, dated as of June 28, 2019 (the “IRA”), the Investors (as defined in the IRA) have certain registration rights.

WHEREAS, pursuant to certain Registration Rights Agreements, by and among the Company and each of (i) [_________________] (ii) 667, L.P. and Baker Brothers Life Sciences, L.P., and (iii) [___________________] (collectively, the “Affiliate Investors”), each dated as of December 7, 2020 (the “RRAs” and together with the IRA, the “Rights Agreements”), the Affiliate Investors have certain registration rights.

WHEREAS, the Company has filed with the Securities and Exchange Commission on August 9, 2021 (1) a registration statement on Form S-3 (the “Company Registration Statement), pursuant to which it may offer and sell its securities through shelf takedowns (“Takedown Offerings”) and (2) a registration statement on Form S-3, pursuant to which the Affiliate Investors may resell certain securities as set forth therein (the “Resale Registration Statement”).

WHEREAS, the Investors and the Affiliate Investors desire to waive certain registration rights, and any related rights to notice, under the Rights Agreements (including all exhibits thereto) that they may have in connection with the Company Registration Statement, any Takedown Offerings through October 1, 2022, and the Resale Registration Statement, as applicable.

WHEREAS, Section 6.1 of the IRA provides that any term of the IRA may be waived with the written consent of the Company and the holders of at least 72% of the Registrable Securities (as defined in the IRA) outstanding.

WHEREAS, Section 3.1 of each of the RRAs provides that no amendment, alteration or modification of any of the provisions of the RRA shall be binding unless made in writing and signed by each of the Company and the Affiliate Investors party thereto.

WHEREAS, the undersigned Investors constitute the holders of at least 72% of the Registrable Securities outstanding.

WHEREAS, the undersigned Affiliate Investors constitute the Affiliate Investors party to each of the RRAs.

NOW, THEREFORE, BE IT RESOLVED: That the undersigned Investors hereby waive, on behalf of themselves and all Investors, any and all registration rights under the IRA or otherwise in connection with the Company Registration Statement, any Takedown Offerings through October 1, 2022, and the Resale Registration Statement, as applicable, and hereby further waive any and all related rights to notice in connection therewith.

RESOLVED FURTHER: That the undersigned Affiliate Investors hereby waive on behalf of themselves any and all registration rights under the RRAs or otherwise in connection with the Company Registration Statement, any Takedown Offerings through October 1, 2022, and the Resale Registration Statement, as applicable, and hereby further waive any and all related rights to notice in connection therewith.

RESOLVED FURTHER: That notwithstanding anything to the contrary contained herein, the Affiliate Investors shall retain their rights to require the Company to file a “final” prospectus supplement pursuant to Section 2.1(d) of the RRAs pursuant to the terms thereof, so long as such rights are not exercised prior to the date sixty (60) days after the pricing date of the first Takedown Offering.

IN WITNESS WHEREOF, this Registration Rights Waiver has been executed by the undersigned stockholder on the date set forth below.

667, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President
Date:	3/25/2022

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President
Date:	3/25/2022